Exhibit 99.1

     Digital Recorders, Inc. Announces Third Quarter 2006 Results

        Loss Narrows Substantially Over Same Quarter a Year Ago

    DALLAS--(BUSINESS WIRE)--xx--Digital Recorders, Inc. (DRI) (NASDAQ: TBUS), a digital communications technology leader in the transportation, law enforcement, and security industries, announced today it posted a net loss of 11 cents per share on $13.1 million in sales for third quarter 2006, as compared to a net loss of 20 cents per share on $10.9 million in sales posted in the same period last year.

    "Our third quarter 2006 results reflect continued progress, as we've substantially narrowed our loss in comparison to last year's same-period results. We are seeing improvement in our domestic business as the fundamental uptrend in the U.S. transit market continues. Internal growth projections for our international market reflect opportunities for continued sales growth. Trimming expenses remains a priority across all domestic and foreign business and product lines. We remain upbeat about our prospects for posting additional operating improvements in the quarters ahead," David L. Turney, the Company's Chairman, President, and Chief Executive Officer, said.

    On Nov. 14, 2006, the Company filed with the Securities and
Exchange Commission a Form 10-Q for the quarter and nine-months ended Sept. 30, 2006.

    THIRD QUARTER 2006 RESULTS

    For the quarter ended Sept. 30, 2006, sales increased by 20.2 percent to $13.1 million and the net loss to common shareholders was $1.1 million, or 11 cents per share. This compares to sales of $10.9 million and a net loss to common shareholders of $2.0 million, or 20 cents per share, for the same period last year. Weighted-average shares outstanding were 9.8 million, as compared to 9.7 million a year ago.

    For the nine months ended Sept. 30, 2006, sales increased by 10.5 percent to $37.8 million and the net loss to common shareholders was $2.2 million, or 22 cents per share. This compares to sales of $34.2 million and a net loss to common shareholders of $4.2 million, or 43 cents per share, for the same period last year. Weighted-average shares outstanding for the nine-month period were 9.8 million, compared to 9.7 million a year ago.

    As of Sept. 30, 2006, the Company had $3.6 million in working capital and $17.9 million in shareholders' equity. This compares to $6.2 million in working capital and $20.3 million in shareholders' equity for the same period in 2005.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a digital communications technology leader in the transportation, law enforcement, and security industries. Using proprietary hardware and software applications, our products improve the flow and mobility of people through transportation infrastructure, improve energy efficiency, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products - TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems - enhance public transportation and mitigate security threats worldwide. By assisting transit vehicle operators' quest to increase ridership, our products also help reduce dependence on fuel. Our DAC(R) electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the impact of U.S. federal funding legislation, the ongoing turn-around in our domestic market, the growth in our international markets, the impact of cost reductions we expect to continue to achieve, our future revenue projections, and the acceptance of future product and service offerings by our customers, as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that the assumptions behind U.S. federal funding legislation, the ongoing turn-around in our domestic market, the growth in our international markets, the impact of cost reductions we continue to achieve, our future revenue projections, and the acceptance of future product and service offerings by our customers may not prove beneficial to the Company, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed April 17, 2006, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.




               DIGITAL RECORDERS, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS

         (In thousands, except shares and per share amounts)

                                            September 30,
                                                2006     December 31,
                                             (Unaudited)      2005
                                            --------------------------
                 ASSETS
Current Assets
Cash and cash equivalents                    $    384  $      807
Trade accounts receivable, net                 10,538       8,425
Other receivables                                 475         211
Inventories                                     9,016       8,212
Prepaids and other current assets                 536         946
                                              --------   ---------
Total current assets                           20,949      18,601
                                              --------   ---------

Property and equipment, net                     3,191       3,741
Goodwill, net                                  10,564       9,762
Intangible assets, net                          1,071       1,069
Deferred tax assets, net                          251         231
Other assets                                      770         144
                                              --------   ---------
Total assets                                 $ 36,796  $   33,548
                                              ========   =========

    LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Lines of credit                              $  6,804  $    5,000
Notes payable, net                              1,572           -
Current portion of long-term debt                 254       1,177
Accounts payable                                5,649       5,537
Accrued expenses                                3,001       2,854
Preferred stock dividends payable                  22          72
                                              --------   ---------
Total current liabilities                      17,302      14,640
                                              --------   ---------

Long-term debt and capital leases, less
 current portion                                   49          68
                                              --------   ---------

Deferred tax liabilities                          394         382
                                              --------   ---------

Minority interest in consolidated subsidiary    1,121         892
                                              --------   ---------

Commitments and contingencies

Shareholders' Equity
Series E Redeemable, Nonvoting, Convertible
 Preferred Stock, $.10 par value, liquidation
 preference of $5,000 per share; 500 shares
 authorized; 183 and 207 shares issued and
 outstanding at September 30, 2006, and
 December 31, 2005, respectively; redeemable
 at the discretion of the Company at any time.    495         615
Series G Redeemable, Convertible Preferred
 Stock, $.10 par value, liquidation preference
 of $5,000 per share; 600 shares authorized;
 371 and 343 shares issued and outstanding at
 September 30, 2006, and December 31, 2005,
 respectively; redeemable at the discretion of
 the Company after five years.                  1,573       1,434
Series H Redeemable, Convertible Preferred
 Stock, $.10 par value, liquidation preference
 of $5,000 per share; 600 shares authorized;
 53 and 50 shares issued and outstanding at
 September 30, 2006, and December 31, 2005,
 respectively; redeemable at the discretion of
 the Company after five years.                    217         202
Series I Redeemable, Convertible Preferred
 Stock, $.10 par value, liquidation preference
 of $5,000 per share; 200 shares authorized;
 103 and 0 shares issued and outstanding at
 September 30, 2006, and December 31, 2005,
 respectively; redeemable at the discretion of
 the Company after five years.                    466           -
Series AAA Redeemable, Nonvoting, Convertible
 Preferred Stock, $.10 par value, liquidation
 preference of $5,000 per share; 20,000 shares
 authorized; 178 shares issued and outstanding
 at September 30, 2006, and December 31, 2005,
 respectively; redeemable at the discretion of
 the Company at any time.                         890         890
Common stock, $.10 par value, 25,000,000
 shares authorized; 9,803,868 and 9,733,515
 shares issued and outstanding at September
 30, 2006, and December 31, 2005,
 respectively.                                    980         973
Additional paid-in capital                     31,154      30,446
Accumulated other comprehensive income -
 foreign currency translation                   2,602       1,526
Accumulated deficit                           (20,447)    (18,520)
                                              --------   ---------
Total shareholders' equity                     17,930      17,566
                                              --------   ---------
Total liabilities and shareholders' equity   $ 36,796  $   33,548
                                              ========   =========





               DIGITAL RECORDERS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
   FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

          (In thousands, except share and per share amounts)

                          Three Months Ended      Nine Months Ended
                            September 30,           September 30,
                        ----------------------  ----------------------
                             2006        2005        2006        2005
                        ----------  ----------  ----------  ----------

Net sales              $   13,096  $   10,890  $   37,766  $   34,185
Cost of sales               9,369       7,456      26,183      21,416
                        ----------  ----------  ----------  ----------
 Gross profit               3,727       3,434      11,583      12,769
                        ----------  ----------  ----------  ----------

Operating expenses
 Selling, general and
  administrative            3,911       4,414      11,452      13,911
 Research and
  development                 314         605         919       1,376
                        ----------  ----------  ----------  ----------
     Total operating
      expenses              4,225       5,019      12,371      15,287
                        ----------  ----------  ----------  ----------

 Operating loss              (498)     (1,585)       (788)     (2,518)
                        ----------  ----------  ----------  ----------

Other income (loss)            24          67         (17)        191
Foreign currency gain
 (loss)                        11          30         100        (203)
Interest expense             (330)       (108)       (818)       (370)
                        ----------  ----------  ----------  ----------
    Total other income
     and interest
     expense                 (295)        (11)       (735)       (382)
                        ----------  ----------  ----------  ----------

 Loss before income
  tax expense                (793)     (1,596)     (1,523)     (2,900)

Income tax expense            (59)       (121)       (175)       (227)
                        ----------  ----------  ----------  ----------

 Loss before minority
  interest in income of
  consolidated
  subsidiary                 (852)     (1,717)     (1,698)     (3,127)

Minority interest in
 income of
 consolidated
 subsidiary                  (159)       (181)       (229)       (343)
                        ----------  ----------  ----------  ----------

 Net loss                  (1,011)     (1,898)     (1,927)     (3,470)

 Provision for
  preferred stock
  dividends                   (77)        (63)       (221)       (410)
 Amortization for
  discount on
  preferred stock               -           -         (49)       (275)
                        ----------  ----------  ----------  ----------
Commitments and
 contingencies
 Net loss applicable
  to common
  shareholders         $   (1,088) $   (1,961) $   (2,197) $   (4,155)
                        ==========  ==========  ==========  ==========

Net loss per share
 applicable to common
 shareholders
     Basic and diluted $    (0.11) $    (0.20) $    (0.22) $    (0.43)
                        ==========  ==========  ==========  ==========

Weighted average
 number of common
 shares and common
 share equivalent
  outstanding
     Basic and diluted  9,801,789   9,696,765   9,777,044   9,656,660
                        ==========  ==========  ==========  ==========

    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             Digital Recorders, Inc.
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com